Exhibit 99.8

                                                     FOR IMMEDIATE RELEASE
                                                     Contact: Fell Herdeg
                                                     Telephone: 203-846-2274
                                                     Facsimile: 203-846-1776
                                                     fell.herdeg@soundprints.com


            TRUDY ENTERS INTO A NONBINDING LETTER OF UNDERSTANDING TO ACQUIRE CERTAIN ASSETS OF CHART STUDIO PUPLISHING (PTY) LTD

     Norwalk, Connecticut, September 12, 2006-Trudy Corporation (OTCBB:TRDY) announced today the execution of a nonbinding Letter of Understanding with Chart Studio Publishing (Pty.) LTD, Gauteng, South Africa to acquire certain assets and assume certain liabilities of Chart Studio Publishing. Negotiations of the total consideration payable in the transaction, along with other substantive terms and conditions are ongoing with the intention to enter into a definitive agreement by October 20, 2006.

     William W. Burnham, Chairman of Trudy remarked, "Chart Studio is well known to the Trudy family as we have had cooperative product development, sales and marketing relationships since 2003. We are hopeful that agreement on all basic terms can be reached."

     Trudy Corporation was founded in 1947 as a privately owned designer of plush toys and became a public company in 1987. Trudy currently holds licenses from the Smithsonian Institution, the African Wildlife Foundation and the American Veterinary Medical Association, among others, for children's books, audio books and plush toys. It has active distribution into the toy and book trade, the warehouse clubs, mass market retailers as well as schools and libraries. Also in its distribution portfolio is a mail order catalog and e-commerce business to the education community and at-home consumers.

     Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. These forward-looking statements speak only to the date hereof; Trudy Corporation disclaims any intent or obligation to update these forward-looking statements.